EXHIBIT 10.3(i)

                              EMPLOYMENT AGREEMENT


        This Employment Agreement (the "Agreement") is entered into as of the 1st day of January, 1994, by and between BUGABOO CREEK STEAK HOUSE, INC., a Delaware corporation with a mailing address of P.O. Box 276, Seekonk, Massachusetts 02771 (the "Company"), and EDWARD P. GRACE, III, an individual with a residence address of 125 Poppasquash Road, Bristol, RI 02809 ("Executive").

                                  INTRODUCTION

     1. The Company is in the business of operating and managing restaurants. Executive conceived and developed the restaurant concepts currently used in the Company's operations and possesses other skills and knowledge advantageous to the Company.

     2. The Company desires to employ Executive and Executive desires to accept such employment on the terms and conditions set forth herein.

                                    AGREEMENT

        In consideration of the premises and mutual promises hereinbelow set forth, the parties hereby agree as follows:

     1. Employment Period. The term of this Agreement (the "Employment Period") shall commence on the date hereof and, subject to earlier termination as hereinafter provided, shall terminate three (3) years from the date hereof.

     2. Employment; Duties. Subject to the terms and conditions set forth herein, the Company hereby employs Executive, on a full-time basis, to act as President and Chief Executive Officer of the Company during the Employment Period, and Executive hereby accepts such employment. The duties assigned and authority granted to Executive shall be as set forth in the By-laws of the Company and as determined by its Board of Directors from time to time. Executive agrees to perform his duties for the Company diligently, competently, and in a good faith manner.

     3.  Salary  and  Bonus.

     (a) Base Salary. During the first year of the Employment Period, the Company agrees to pay Executive $150,000.00 per year, payable weekly in arrears. If on the anniversary date of this Agreement the Consumer Price Index for the Rhode Island area published by the Bureau of Labor Statistics of the United States Department of Labor ("Index") shows an increase in the cost of living for the Rhode Island area, the Executive's annual base salary for the ensuing 12 months shall be increased by the same percentage that the Index shall have increased from the base date of January 1, 1994. In addition, after the first year of the Employment Period, the Board of Directors of the the Company (or any appropriate committee thereof) shall review and may increase the Executive's annual base salary in its discretion, based upon the Company's performance and the Executive's particular contributions.

     (b) Bonus. Executive shall be eligible for and shall receive an annual cash bonus under the Company's Executive Cash Bonus Plan and subject to the discretion of the Company's Board of Directors.

     4. Other Benefits.

     (a) Insurance and Other Benefits. The Executive shall be entitled to participate in, and shall receive the maximum benefits available under, the Company's insurance programs (including health and life insurance) and any ERISA benefit plans, as the same may be adopted and/or amended from time to time, and shall receive all other fringe benefits that are provided by the Company to other senior executives. The Company shall purchase a disability insurance policy which shall provide Executive with a minimum monthly benefit equal to 65% of Executive's monthly base salary after a six-month period of disability.

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     (b)  Vacation.  Executive  shall be entitled to an annual  vacation of such duration as may be determined by the Board of Directors but not less than that generally established for other executives of Company and in no event less than four (4) weeks, without interruption of salary, provided that Executive will not receive pay in addition to salary in the event that he does not take his full vacation in a given year, unless such is foregone with the approval of the Board of Directors.

     (c) Automobile Allowance. The Company shall provide Executive with an automobile allowance of $1,000 per month.

     (d) Reimbursement of Expenses. The Company shall reimburse Executive for all reasonable travel, entertainment and other expenses incurred or paid by the Executive in connection with, or related to, the performance of his duties or responsibilities under this Agreement, provided that Executive submits to the Company substantiation of such expenses sufficient to satisfy the record keeping guidelines promulgated from time to time by the Internal Revenue Service.

     (e) Membership and Service Fees. The Company shall pay the professional and other fees reasonably incurred by Executive in connection with (i) the preparation and negotiation of this Agreement, (ii) an annual medical examination of Executive, (iii) the annual planning for and preparation of Executive's personal income tax returns, (iv) annual review of and planning Executive's financial situation by a financial planner, (v) annual membership in an airline travel club, and (vi) annual membership in a social or health club of Executive's choice.

     5. Termination by the Company With Cause. Upon prior written notice to Executive, the Company may terminate this Agreement if any of the following events shall occur: (i) the conviction of Executive for a crime involving fraud or moral turpitude; (ii) deliberate dishonesty of the Executive with respect to the Company or any of its subsidiaries; or (iii) the refusal of the Executive to follow the reasonable and lawful written instructions of the Board of Directors of the Company with respect to the services to be rendered and the manner of rendering such services by Executive, provided such refusal is material and repetitive and is not justified or excused either by the terms of this Agreement or by actions taken by the Company in violation of this Agreement, and with respect to the first two refusals Executive has been given reasonable written notice and explanation thereof and reasonable opportunity to cure and no cure has been effected within a reasonable time after such notice.

     6. Termination by the Executive; Termination by the Company Without Cause.

     6.1 Notice/Events. The Executive may terminate this Agreement at any time by providing written notice to the Company. The Company may terminate this Agreement at any time without cause upon six (6) months prior written notice to Executive.

     6.2 Severance. If the Company terminates this Agreement without cause, the Company shall provide Executive with a severance package which shall consist of the following: (i) payment on the first business day of each month of an amount equal to one-twelfth of the Executive's then current annual salary under Section 3(a), less required payroll taxes; and (ii) continuation of all benefits under
Section 4. The Company's obligation to make the payments and provide the benefits required by this Section 6.2 shall commence on the date of termination and continue until the later of (x) the third anniversary date of this Agreement and (y) one (1) year after the date of termination of this Agreement.

     7. Death or Disability. In the event of the Executive's death or disability, employment will automatically terminate effective as of the date of such death or disability. As used in this Agreement, the term "disability" shall mean inability on the part of Executive for a period of more than six (6) months in the aggregate during any twelve (12) month period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Executive and the Company, provided that if the Executive and the Company do not agree on a physician, the Executive and the Company shall each select a physician and these two physicians together

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shall select a third  physician,  whose  determination as to disability shall be binding on all parties.

     8. Non-Competition. During the Employment Period and after termination of this Agreement by the Executive under Section6.1 or by the Company under Section 5 or Section 6.2, the Company may restrict the Executive's subsequent business activities as provided for below, for the period (the "Non-compete Period") ending upon the later of (x) the third anniversary date of this Agreement and
(y) one (1) year after the date of termination of this Agreement. During the Non-compete Period, if the Company requests such restriction on Executive's business activities, Executive shall not, without the written approval of the Company, directly or indirectly, either as an individual, partner, joint venturer, employee or agent for any person, company, corporation or association or as an officer, director or stockholder of a corporation or otherwise, enter into or engage in or have a proprietary interest in any restaurant business other than the ownership of (a) no more than five per cent (5%) of the common stock of Stacey's Buffet, Inc. currently held by Executive, (b) no more than two percent (2%) of the securities of any other publicly-held company and (c) Executive's interests in three privately-held restaurant businesses currently known as The Old Grist Mill Tavern, Hemenway's Sea Food Grill & Oyster Bar and Monterey Restaurant, each of which may operate a single restaurant.

     Before commencing any business activity within the Non-compete Period, the Executive shall notify the Company of the nature of such business activity, including the identity of the entity or entities which the Executive intends to become affiliated with in connection with such activity. The Company may exercise its option to restrict the Executive's employment pursuant to this
Section 8 for the balance of the Non-compete Period by providing written notice thereof to the Executive within thirty (30) days after its receipt of the Executive's notice. If the Company does not exercise its right to restrict the Executive's employment by giving such notice, the Executive shall remain under a continuing obligation to notify the Company of any change in (a) the business activities of the entity or entities with which the Executive has become affiliated, (b) the Executive's employment or (c) the duties or position of the Executive; provided, however, that the Executive shall be under a continuing obligation to notify the Company only if, as a result of a change in (a) the business activities of the entity or entities with which the Executive has become affiliated or (b) the Executive's employment, duties or position, the Executive or the entity or entities employing the Executive is in competition, directly or indirectly, with the business of the Company. Within thirty (30) days of receipt by the Company of such notification, the Company may exercise its option to restrict the Executive's business activities by providing the Executive with written notice thereof. If the Company exercises its right to restrict the Executive's business activities as provided above, it shall, from the date of its notice until the expiration of the Non-compete Period, pay to the Executive a monthly amount due in advance on the first business day of each month equal to one-twelfth of the Executive's then current annual salary under
Section 3(a), less required payroll taxes (the "Non-Compete Fee") and provide Executive with the same benefits as Executive was entitled to receive pursuant to Section 4 immediately prior to his termination of employment with the Company (the "Benefits"). If the Company fails either to make a monthly Non-compete Fee payment within five (5) days after the Executive provides notice that payment is overdue or to continue Executive's Benefits as required hereunder and the Executive is in compliance with his obligations under this Agreement, the Company's right to restrict the Executive's business activities pursuant to this
Section 8 shall cease and terminate, but the Company shall have no additional liability or obligation to the Executive under this Section 8. If the Company has terminated this Agreement without cause under Section 6.2 and exercises its rights under this Section 8, the payments and benefits to be provided as Executive's severance package under Section 6.2 shall be credited toward the Company's obligation to pay the Non-Compete Fee and provide Benefits under this
Section 8.

     The Executive recognizes and agrees that because a violation by him of his obligations under this Section 8 will cause irreparable harm to the Company that would be difficult to quantify and for which money damages would be inadequate, the Company shall have the right to injunctive relief to prevent or restrain any such violation, without the necessity of posting a bond.

     Executive expressly agrees that the character, duration and geographical scope of this covenant not to compete are reasonable in light of the circumstances as they exist at the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a court of

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competent  jurisdiction  at  a  later  date  that  the  character,  duration  or geographical scope of this covenant not to compete is unreasonable in light of the circumstances as they then exist, then it is the intention of both Executive and the Company that this covenant not to compete shall be construed by the court in such a manner as to impose only those restrictions on the conduct of Executive which are reasonable in light of the circumstances as they then exist and necessary to assure the Company of the intended benefit of this covenant to compete.

     9. Confidentiality. Executive agrees to accept, perform and abide by the confidentiality covenants set forth on Exhibit 9.

     10. Governing Law/Jurisdiction. This Agreement shall be governed by and interpreted and governed in accordance with the laws of the State of Rhode Island. The parties agree that this Agreement was made and entered into in Rhode Island and each party hereby consents to the jurisdiction of a competent court in Rhode Island to hear any dispute arising out of this Agreement.

     11. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supercedes any and all previous agreements, written and oral, regarding the subject matter hereof between the parties hereto. This Agreement shall not be changed, altered, modified or amended, except by a written agreement signed by both parties hereto.

     12. Notices. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been given if delivered by hand, sent by generally recognized overnight courier service, telex or telecopy, or certified mail, return receipt requested.

                (a) to the the Company at:
                       P.O. Box 276
                       Seekonk, Massachusetts  02771

                (b) to the Executive at:
                       125 Poppasquash Road
                       Bristol, RI 02809

     Any such notice or other communication will be considered to have been given (i) on the date of delivery in person, (ii) on the third day after mailing by certified mail, provided that receipt of delivery is confirmed in writing,
(iii) on the first business day following delivery to a commercial overnight courier or (iv) on the date of facsimile transmission (telecopy) provided that the giver of the notice obtains telephone confirmation of receipt.

     Either party may, by notice given to the other party in accordance with this Section, designate another address or person for receipt of notices hereunder.

     13. Severability. If any term or provision of this Agreement, or the application thereof to any person or under any circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms to the persons or under circumstances other than those as to which it is invalid or unenforceable, shall be considered severable and shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The invalid or unenforceable provisions shall, to the extent permitted by law, be deemed amended and given such interpretation as to achieve the economic intent of this Agreement.

     14. Waiver. The failure of any party to insist in any one instance or more upon strict performance of any of the terms and conditions hereof, or to exercise any right or privilege herein conferred, shall not be construed as a waiver of such terms, conditions, rights or privileges, but same shall continue to remain in full force and effect. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

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        IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the date first written above.

                                                 BUGABOO CREEK STEAK HOUSE, INC.

                                                 By:/s/ Corinna A. Sylvia
                                                 Title: Secretary

                                                 EXECUTIVE:

                                                 /s/ Edward P. Grace, III




                        EXHIBIT 9 (Employment Agreement)


     9.1 Confidentiality Covenants. In accepting employment with Bugaboo Creek Steak House, Inc. and/or its affiliates (collectively, the "Company"), I understand that Company may impart to me confidential business information including, without limitation, recipes, designs, financial information, personnel information, real estate information, and the like (collectively "confidential information"). I hereby acknowledge Company's exclusive ownership of such confidential information.

     I agree: (1) only to use the confidential business information to provide services or goods to Company; (2) only to communicate the confidential information to fellow employees on a need-to-know basis; and (3) not otherwise disclose or use, at any time, any confidential information. Upon demand by Company or upon termination of my employment, I will deliver to Company all blueprints, manuals, recipes, photographs, recordings, and any other instrument or device by which, through which, or on which confidential information has been recorded and/or preserved, which are in my possession, custody or control.

     I further agree that the disclosure or use of any confidential information in breach of this understanding would cause irreparable harm to Company and accordingly, not only may Company seek damages but I agree to the issuance of a permanent injunction against me restraining such disclosure and use, and I agree that any court of competent jurisdiction selected by Company shall have personal jurisdiction over me.

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